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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2003

CARBON ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

COLORADO (State of Other Jurisdiction of Incorporation)	1-15639 (Commission File Number)	84-1515097 (IRS Employer Identification No.)

1700 BROADWAY, SUITE 1150, DENVER, COLORADO 80290
(Address and Zip Code of Principal Executive Offices)

303-863-1555
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        On March 31, 2003, Carbon Energy Corporation announced an Agreement and Plan of Reorganization with Evergreen Resources, Inc. ("Evergreen") and Evergreen Merger Corporation. Under the Agreement, Carbon will become a wholly owned subsidiary of Evergreen, and Carbon shareholders will receive .2750 shares of Evergreen common stock for each outstanding share of Carbon common stock (and cash in lieu of any fractional shares). This proposed merger is described in Item 1 of the 10-K Report of Carbon for the year ended December 31, 2002. Attached as exhibits to this Report are the Agreement and Plan of Reorganization and Agreements to Vote Shares.

Item 7. Financial Statements and Exhibits

Exhibit Number
10.1	Agreement and Plan of Reorganization, dated as of March 31, 2003, among Carbon Energy Corporation, Evergreen Resources, Inc. and Evergreen Merger Corporation.*
10.2	Agreement to Vote Shares, dated as of March 31, 2003, between Evergreen Resources, Inc., and Yorktown Energy Partners III, L.P.*
10.3	Agreement to Vote Shares, dated as of March 31, 2003, between Evergreen Resources, Inc., and Patrick R. McDonald.*

*
Filed herewith

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON ENERGY CORPORATION

Date: April 1, 2003	By:	/s/ KEVIN D. STRUZESKI
Name:	Kevin D. Struzeski
Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number
10.1	Agreement and Plan of Reorganization.
10.2	Agreement to Vote Shares.
10.3	Agreement to Vote Shares.

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURE
Exhibit Index